UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2017
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4134 Business Park Drive, Amarillo, Texas	79110-4225
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
On December 12, 2017, the Company placed 7,121,157 shares of its unregistered voting common stock.  The aggregate offering price of these shares was $1,335,217 ($.1875 per share), the consideration was cash, and no underwriting discounts were paid or given.  On December 14, 2017, the Company placed 2,324,132 shares of its unregistered voting common stock.  The aggrigate offering price of these shares was $581,033 ($.25 per share), the consideration was cash, and no underwriting discounts were paid or given.  The sale and issuance of the voting common stock are exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Rule 506 (b) of Regulation D promulgated under the Act.  The conditions of Rules 501, 502, and 506 were met with respect to both offerings, the Form D for the $.1875 offering has previously been filed with the SEC, and the Form D for the $.25 offering will be timely filed with the SEC.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMARILLO BIOSCIENCES, INC.
Date: December 12, 2017	By: /s/ Bernard Cohen
Bernard Cohen Vice President and Chief Financial Officer